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                               EXHIBIT 16.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

We have read the statements made by Incomnet, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January, 1999. We agree with the statements concerning our Firm in such Form 8-K.


/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS


Santa Monica, California
January 11, 1999